UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 14, 2018

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York		10166-0188
(Address of Principal Executive Offices)		(Zip Code)

212-578-9500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2018, the Board of Directors (the “Board”) of MetLife, Inc. (the “Company”) elected Gerald L. Hassell a director of the Company, effective immediately. Mr. Hassell was also appointed to serve on the Board’s Audit Committee, Compensation Committee, and Finance and Risk Committee, effective immediately. The Board has affirmatively determined that Mr. Hassell qualifies as an independent director under the Corporate Governance Standards of the New York Stock Exchange. A copy of the news release issued by the Company on February 20, 2018 announcing Mr. Hassell’s appointment is attached as Exhibit 99.1.

Mr. Hassell will participate in the Company’s standard non-management director compensation arrangements. Under the terms of those arrangements, non-management directors receive a retainer of $300,000 per year, 50% of which will be paid in shares of the Company’s common stock and 50% of which will be paid in cash.

On February 14, 2018, Alfred F. Kelly, Jr. notified the Company that he will not seek re-election to the Board at the Company’s annual stockholders meeting on June 12, 2018 due to his commitments as the Chief Executive Officer of Visa Inc.

Item 9.01	Financial Statements and Exhibits

99.1 News release of MetLife, Inc. dated February 20, 2018 announcing that its Board of Directors elected Gerald L. Hassell a director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Jeannette N. Pina
Name:	Jeannette N. Pina
Title:	Vice President and Secretary

Date: February 21, 2018

4